UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

CHORD ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1001 Fannin Street, Suite 1500 Houston, Texas	77002
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On May 31, 2024, Chord Energy Corporation, a Delaware corporation ( “Chord” or the “Company”), and Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada and a wholly owned subsidiary of Chord (“Canadian Sub”), completed the previously announced strategic business combination transaction with Enerplus Corporation, a corporation existing under the laws of the Province of Alberta, Canada (“Enerplus”), whereby Canadian Sub acquired all of the issued and outstanding Enerplus common shares (each, an “Enerplus Common Share”) pursuant to the Plan of Arrangement (as defined below) (the “Arrangement”) and Enerplus became a wholly-owned subsidiary of Chord, pursuant to an arrangement agreement entered into by and among Chord, Canadian Sub and Enerplus on February 21, 2024 (the “Arrangement Agreement”).

The Arrangement

Pursuant to the Arrangement Agreement and effected by way of a plan of arrangement under the Business Corporations Act (Alberta) (the “Plan of Arrangement”), at the effective time of the Arrangement (the “Effective Time”), each Enerplus Common Share issued and outstanding as of immediately prior to the Effective Time was converted into the right to receive (i) 0.10125 of a share of common stock, par value $0.01 per share, of Chord (the “Chord Common Stock”) and (ii) $1.84 in cash. Following the completion of the Arrangement, persons who were shareholders of Enerplus immediately prior to the Effective Time owned approximately 33% of the combined company and persons who were stockholders of Chord immediately prior to the Effective Time owned approximately 67% of the combined company, in each case on a fully diluted basis.

Enerplus Restricted Share Unit Awards. Each restricted share unit award granted pursuant to the Enerplus Share Award Incentive Plan (the “Share Award Incentive Plan”) that was outstanding and had not vested and been settled as of immediately prior to the Effective Time, whether vested or unvested, did, as of the Effective Time, become fully vested and the holder thereof received from Enerplus, at the Effective Time, a cash payment (net of applicable withholdings) calculated in accordance with the terms and as described in Section 1.2(a) of the Arrangement Agreement.

Enerplus Performance Share Unit Awards. Each outstanding performance share unit granted pursuant to the Share Award Incentive Plan for which the performance period had not been completed as of immediately prior to the Effective Time did, as of the Effective Time, become fully vested and the holder thereof received from Enerplus, at the Effective Time, a cash payment (net of applicable withholdings) calculated in accordance with the terms of and as described in Section 1.2(b) of the Arrangement Agreement.

Enerplus Director Restricted Share Unit Awards. Each restricted share unit award granted to a non-employee director of Enerplus pursuant to the restricted share unit plan for directors subject to time-based vesting that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, did as of the Effective Time, become fully vested and the holder thereof received from Enerplus, at the Effective Time, a cash payment (net of applicable withholdings) calculated in accordance with the terms of and as described in Section 1.2(c) of the Arrangement Agreement.

Enerplus Director Deferred Share Unit Awards. Each deferred share unit award granted pursuant to the deferred share unit plan for directors that was outstanding as of immediately prior to the Effective Time did, as of the Effective Time, become eligible for settlement and the holder thereof received from Enerplus, at the Effective Time, a cash payment (net applicable withholdings) calculated in accordance with the terms of and as described in Section 1.2(d) of the Arrangement Agreement.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On May 31, 2024, the Company entered into the Fifth Amendment (the “Fifth Amendment”) to that certain Amended and Restated Credit Agreement dated as of July 1, 2022, by and among the Company, Oasis Petroleum North America LLC, a Delaware limited liability company, Wells Fargo Bank, N.A., as administrative agent, and the other parties party thereto (the “Credit Agreement”) to, among other things, (i) increase the borrowing base to $3,000,000,000 and the aggregate elected revolving commitment amounts to $1,500,000,000, (ii) make technical changes related to the consummation of the Arrangement Agreement, and (iii) include a “fall-away” provision whereby collateral may be released and certain covenants change when investment grade credit ratings are assigned by at least one of the two identified primary rating agencies provided that such covenants will re-take effect and the collateral will (subject to certain exceptions) be required to be re-pledged in the event the investment grade ratings are no longer assigned by both of the identified agencies.

The foregoing description of the Fifth Amendment to the Credit Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note to this Current Report on Form 8-K, on March 31, 2024, the Company completed its previously announced strategic business combination transaction with Enerplus pursuant to the terms of the Arrangement Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

On May 31, 2024, the Company issued a press release announcing completion of the transactions contemplated by the Arrangement Agreement and containing updated guidance for historical Enerplus and for the Company for the quarter ended June 30, 2024, and updated guidance for the combined company. In addition, on May 31, 2024, the Company released an investor presentation regarding the transactions contemplated by the Arrangement Agreement and containing updated guidance for the combined company.

The full text of the press release and the investor presentation are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 2.02 by reference.

In accordance with General Instructions B.2 of Form 8-K, the information furnished pursuant to Item 2.02 and the press release and the investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Effective as of the Effective Time, 20,680,097 shares of Chord Common Stock were authorized to be distributed to shareholders of Enerplus entitled to received such shares pursuant to the Arrangement Agreement. The securities issued pursuant to the Arrangement Agreement were issued in reliance upon Section 3(a)(10) of the Securities Act, which exempts from the registration requirements under the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and condition at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Appointment of Directors

As contemplated by the Arrangement Agreement, Cynthia L. Walker and Paul J. Korus resigned from the Company’s Board of Directors (the “Board”) effective as of immediately prior to the Effective Time. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Effective as of the Effective Time, the Board approved an increase in the size of the Board from nine to eleven directors and appointed Ian C. Dundas, Hilary Foulkes, Ward Polzin and Jeffrey Sheets, whose biographies are included below. As a result, as of the closing of the Arrangement (the “Closing”), the Board has eleven members consisting of Ms. Susan M. Cunningham as Chair of the Board, Mr. Daniel E. Brown, Mr. Douglas E. Brooks, Ms. Samantha F. Holroyd, Mr. Kevin S. McCarthy, Ms. Anne Taylor, Ms. Marguerite N. Woung-Chapman, Mr. Dundas, Ms. Foulkes, Mr. Polzin and Mr. Sheets.

As of the Effective Time:

•	Mr. Sheets and Mr. Polzin were appointed as members of the Audit and Reserves Committee (the “A&R Committee”) and Mr. Sheets was appointed as Chair of the A&R Committee;

•

Ms. Foulkes was appointed as a member of the Compensation and Human Resources Committee (the “CHR Committee”), Ms. Taylor was confirmed as Chair of the CHR Committee and Ms. Cunningham was removed as a member of the CHR Committee;

•	Mr. Sheets was appointed as a member of the Nominating and Governance Committee (the “NG Committee”) and Ms. Woung-Chapman was confirmed as Chair of the NG Committee; and

•

Ms. Foulkes and Mr. Polzin were appointed as members of the Safety and Sustainability Committee (the “S&S Committee”), Ms. Holroyd was confirmed as Chair of the S&S Committee and Ms. Cunningham was removed as a member of the S&S Committee.

Mr. Dundas, age 56, joined the Enerplus board in 2013, and served as the President and Chief Executive Officer of Enerplus since 2013. Mr. Dundas joined Enerplus in 2002 as Vice-President of Business Development, responsible for corporate acquisition and divestment strategies. In 2011, Mr. Dundas was appointed Executive Vice-President and Chief Operating Officer of Enerplus, where he oversaw the development and execution of Enerplus’ operational strategies, strategic planning, marketing and reserves, as well as acquisitions and divestments. Prior to joining Enerplus, Mr. Dundas held several executive positions in the merchant banking business, where he helped oil and gas companies grow by accessing the funding and expertise they required. Mr. Dundas is a member of the Business Council of Canada and on the Board of Governors of the Canadian Association of Petroleum Producers. Mr. Dundas has been an active volunteer in numerous charitable endeavors and was Co-chair of the Calgary YMCA Power of Potential campaign. Mr. Dundas has served on the board of numerous private and public companies. Mr. Dundas holds a Bachelor of Commerce (Distinction) from the University of Calgary and a Bachelor of Laws (Distinction) from the University of Alberta. He was called to the Alberta Bar in 1995.

Ms. Foulkes, age 67, joined the Enerplus board in 2014. Ms. Foulkes has over 35 years of oil and gas experience combining upstream operations, strategic planning, and investment banking. She founded the Canadian platform of Tudor, Pickering, Holt, & Co. Securities, a global energy advisory firm, in 2014 and currently serves as a senior advisor to the company. Ms. Foulkes held a number of executive roles with a large, public Canadian oil and gas producer from 2008 to 2012, including Executive Vice President and Chief Operating Officer. Ms. Foulkes was a Managing Director at a private investment bank and then Scotiabank from 2000 to 2008, and for the prior 20 years, held various upstream exploration and operational roles with increasing leadership responsibilities and strategic focus.

Ms. Foulkes chairs a national not-for-profit board which supports STEM education for Canadian youth. She holds an Honors Bachelor of Science (Earth Sciences) degree from the University of Waterloo, is a member of the Canadian Association of Petroleum Geologists, the Institute of Corporate Directors and a lifetime member of the Association of Professional Engineers and Geoscientists of Alberta (APEGA).

Mr. Polzin, age 61, joined the Enerplus board in 2023. Mr. Polzin is the Founder and Executive Chairman at Camino Natural Resources, LLC (“Camino”). He is a Venture Partner of NGP Energy (“NGP”), a private equity investment firm based in Dallas, TX, and brings with him over 35 years of leadership, engineering, commercial, financial, and investing experience in the energy industry. Mr. Polzin is the Executive Chairman of Camino, an NGP portfolio oil and gas company started in 2017. Previously, he served as Chief Executive Officer of Centennial Resource Development, LLC (“Centennial”), an NGP portfolio company focused on the Permian basin of West Texas, from 2013 to 2016. Prior to forming Camino and Centennial, he served as a Managing Director and a founding partner in Investment Banking at Tudor, Pickering, Holt & Co., where he spearheaded the firm’s exploration and production asset acquisition and divestiture practice. Prior thereto, Mr. Polzin worked in roles spanning advisory, financing, business development, and engineering in the energy sector. He earned a B.S. in Petroleum Engineering from the Colorado School of Mines in 1984 and an M.B.A. from Rice University in 1986. He is also a CFA charter holder.

Mr. Sheets, age 66, joined the Enerplus board in 2017. Mr. Sheets served as Executive Vice President and Chief Financial Officer of ConocoPhillips Company (“ConocoPhillips”) from October 2010 to February 2016. Mr. Sheets was associated with ConocoPhillips and its predecessor companies for more than 35 years and served in a variety of roles, including Senior Vice President, Planning and Strategy as well as Vice President & Treasurer. He began his career in 1980 as a process engineer with Phillips Petroleum Company. Mr. Sheets also serves on the Board of Directors of Schlumberger Limited and Westlake Chemical Corporation and is a former director of DCP Midstream Partners LP. Mr. Sheets received a Bachelor’s degree in Chemical Engineering from the Missouri University of Science and Technology and an M.B.A. from the University of Houston. Mr. Sheets is a member of the Board of Trustees at the Missouri University of Science and Technology.

In connection with their appointments, the Company entered into its standard form of indemnification agreement with each of Mr. Dundas, Ms. Foulkes, Mr. Polzin and Mr. Sheets (collectively, the “New Directors” and each, a “New Director”). These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The forgoing description of the indemnification agreements is a summary only and is subject to, and qualified in its entirety by reference to, the full text of the indemnification agreements, a copy of the form of which is filed as Exhibit 10.2 hereto and incorporated by reference into this Item 5.02. The new directors will receive the non-employee director compensation generally provided to other non-employee directors detailed below for serving on the Board, except that such compensation may be prorated or reduced to some extent to reflect their partial year of service in 2024.

The New Directors are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among each of Ms. Foulkes, Mr. Polzin and Mr. Sheets and the Company that would be required to be reported under Item 404(a) of Regulation S-K. The information relating to Mr. Dundas required to be reported under Item 404(a) of Regulation S-K is disclosed in the definitive proxy statement filed by Chord with the U.S. Securities and Exchange Commission (the “SEC”), dated April 9, 2024 (the “Definitive Proxy Statement”), in the section titled “Board of Directors Following the Arrangement” beginning on page 85, which is incorporated herein by reference.

The Board assessed the independence of each New Director under the Company’s Corporate Governance Guidelines, the independence standards of NASDAQ and the rules and regulations of the SEC, and has determined that each of Ms. Foulkes, Mr. Polzin and Mr. Sheets are independent.

Director Compensation

As described above, Cynthia L. Walker and Paul J. Korus resigned from the Board effective as of immediately prior to the Effective Time. In recognition of prior service and as compensation for foregone opportunities due to the non-continuing directors’ expectation to serve on the Board for at least the remainder of the 2024 calendar year that will not be fulfilled, the Company paid Ms. Walker and Mr. Korus the annual cash retainer fees and additional retainer fees (including committee membership fees), as applicable, that would have been earned for their service on the Board for the third quarter of 2024 and each restricted stock unit granted to Ms. Walker and Mr. Korus that remained unvested as of immediately prior to the Effective Time became fully vested as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

After the Closing, on May 31, 2024, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) was amended by that certain Certificate of Amendment to the Certificate (the “Certificate Amendment”) to increase the number of authorized shares of Chord Common Stock from 120,000,000 shares to 240,000,000 shares.

The foregoing description of the Certificate Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate Amendment, which is attached as Exhibit 3.1 hereto.

Item 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 to this Current Report on Form 8-K is incorporated herein by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements.

The audited consolidated balance sheets of Enerplus as of December 31, 2023 and 2022, and the audited consolidated statements of income/(loss) and comprehensive income/(loss), consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows of Enerplus for the years ended December 31, 2023, 2022 and 2021, and the notes related thereto, are incorporated by reference to Enerplus’ Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed on February 21, 2024, and incorporated by reference into this Item 9.01(a).

The unaudited condensed consolidated balance sheets of Enerplus as of March 31, 2024 and 2023, and the unaudited condensed consolidated statements of income/(loss) and comprehensive income/(loss), condensed consolidated statements of changes in shareholders’ equity and condensed consolidated statements of cash flows of Enerplus for the three months ended March 31, 2024 and 2023, and the notes related thereto, are incorporated by reference to Enerplus’ Report on Form 6-K, filed on May 8, 2024, and incorporated by reference into this Item 9.01(a).

(b)	Pro Forma Financial Information.

The pro forma financial information required by Article 11 of Regulation S-X for the year ended December 31, 2023 is set forth in the Definitive Proxy Statement under the caption “Unaudited Pro Forma Condensed Combined Financial Statements,” and is incorporated by referenced in this Current Report on Form 8-K. The pro forma financial information required by Article 11 of Regulation S-X for the quarter ended March 31, 2024 will be filed in an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Arrangement Agreement, dated as of February 21, 2024, by and among Chord Energy Corporation, Spark Acquisition ULC and Enerplus Corporation (incorporated by reference to Exhibit 2.1 to Chord Energy Corporation’s Current Report on Form 8-K filed on February 26, 2024).

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Chord Energy Corporation.

10.1	Fifth Amendment to the Amended and Restated Credit Agreement, dated as of May 31, 2024, by and among Chord Energy Corporation, Oasis Petroleum North America LLC, Wells Fargo Bank, N.A., and the other parties party thereto.

Exhibit Number	Description

10.2	Form of Indemnification Agreement between Chord Energy Corporation (f/k/a Oasis Petroleum Inc.) and each of the directors and executive officers thereof (incorporated by reference to Exhibit 10.4 to Chord Energy Corporation’s Current Report on Form 8-K on November 20, 2020).

99.1	Press Release, dated May 31, 2024.

99.2	Investor Presentation, dated May 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Chord agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request; provided, that Chord may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules and similar attachments so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHORD ENERGY CORPORATION
Date: June 6, 2024
	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary